SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2002

HYPERFEED TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

300 South Wacker Drive, Suite 300

Chicago, Illinois  60606

(Address of principal executive offices)

(312) 913-2800

(Registrant’s telephone number, including area code)

Item 5.  Other Events

On August 19, 2002, PICO Holdings, Inc. (“PICO”) exercised three previously issued Common Stock Purchase Warrants (the “Warrants”).  In accordance with the terms of the Warrants, PICO acquired 949,032 shares of Common stock of HyperFeed Technologies, Inc. (“HyperFeed”) for $305,113.79 or  $0.3215 per share, the average closing bid price for the twenty trading days preceding the date of exercise. PICO, along with its wholly owned subsidiary, now owns a total of 11,026,888 shares of HyperFeed’s Common stock.

List of Exhibits

Press Release, dated August 22, 2002

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.

Date: August 23, 2002	By:	/s/ JOHN E. JUSKA
John E. Juska,
Chief Financial Officer